Global Med Technologies®, Inc. Secures $6 Million Credit Facility
From Silicon Valley Bank for Inlog Acquisition

Loan Facility Paves Way for Inlog Closing by End of Month

Denver, CO –June 20, 2008– Global Med Technologies®, Inc. (“Global Med” or the “Company”) (OTCBB:GLOB), an international e-Health, medical information technology company, today announced it has secured a $6 million credit facility from Silicon Valley Bank (SVB), a leading provider of diversified financial services to companies in the technology, life science, private equity and premium wine industries. The capital will be used to complete its acquisition of Inlog, SA, Inlog, SAS, and its German subsidiary (“Inlog”), a private European medical software firm.

Chairman and CEO of Global Med Technologies, Inc., Michael I. Ruxin, M.D., stated, “We are very pleased that Silicon Valley Bank has worked closely with us to facilitate this loan so quickly. SVB’s unique understanding of emerging, growth and established technology companies made the transaction process very smooth. Its focus on specialized markets and extensive knowledge of the people and business issues driving them provide a level of service and partnership we looked for in a financial institution.” Dr. Ruxin continued, “Global Med is looking forward to completing the Inlog acquisition and realizing our ability to provide products and services that contribute to world health on a truly global scale.”

“Silicon Valley Bank is proud to be Global Med’s financial partner,” said Ryan Incorvaia of Silicon Valley Bank’s Colorado office. “We’re pleased we can provide the company the resources it needs to execute its global strategy.”

About Silicon Valley Bank

Silicon Valley Bank is the premier commercial bank for emerging, growth and mature companies in the technology, life science, private equity and premium wine industries. SVB provides a comprehensive suite of financing solutions, treasury management, corporate investment and international banking services to its clients worldwide. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 27 U.S. offices and five international operations. Silicon Valley Bank is a member of global financial services firm SVB Financial Group (Nasdaq: SIVB), with SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services. More information on the company can be found at www.svb.com.

About Global Med Technologies, Inc.

Global Med Technologies®, Inc. is an international e-Health medical information technology company providing information management software products and services to the healthcare industry. Its Wyndgate Technologies® division is a leading supplier of information management systems to U.S. and international blood centers and hospital transfusion centers. Each year, Wyndgate’s products and services manage more than eight million blood components, representing over 27% of the U.S. blood supply. Wyndgate’s products are also being used in Canada, Africa, and the Caribbean. Wyndgate’s software provides Vein-to-Vein® tracking from donor collection to patient transfusion through its Donor Doc™ interactive donor health history questionnaire, ElDorado Donor™ and SafeTrace® donor management systems, to its SafeTrace Tx® advanced transfusion management system. Global Med's PeopleMed®, Inc. subsidiary provides custom software validation, consulting and compliance solutions to hospitals and blood centers. PeopleMed's in-depth knowledge of Wyndgate's products and the blood banking industry results in cost-effective validation services, which leads to more efficient software implementations and upgrades for our customers.

For more information about Global Med’s products and services, please call 800-WYNDGATE or visit www.globalmedtech.com, www.peoplemed.com and www.wyndgate.com.

Silicon Valley Bank is the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.

This news release may include statements that constitute forward-looking statements, usually containing the words “believe,” “estimate,” “project,” “expects” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this news release.

Company Contact: Global Med Technologies, Inc. Michael I. Ruxin, M.D. (303) 238-2000 mick@globalmedtech.com	Investor Contact: Paul Holm, President portfoliopr.inc (212) 888-4570 paulh@portfoliopr.biz